Exhibit 99.1

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED UNAUDITED BALANCE SHEET

(in thousands, except share and per share data)

2022
ASSETS

Current assets
Cash	$4,353
Prepaid expenses and other current assets	331
Total current assets	4,684

Capitalized software development costs, net	3,990
ERC receivable	1,528
Property and equipment, net	43
Operating lease right-of-use assets	218
Intangible assets, net	117
Other non-current assets	259

Total assets	$10,839

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,408
Accrued expenses	3,278
Accrued officers’ compensation	648
Notes payable, current	1,787
Operating lease liabilities, current	67

Total current liabilities	7,188

Long-term liabilities
Notes payable, non-current	362
Operating lease liabilities, non-current	164
Total liabilities	7,714

Commitments and contingencies

Stockholders’ equity
Series C Preferred Stock, $0.0001 par value, 5,000 shares authorized, 3,000 and 0 shares issued and outstanding as of December 31, 2023 and 2022	2,980
Class A units, 3 shares issued and authorized as of December 31, 2023 and 2022	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 21,231,355 and 2,918,017 shares issued and outstanding as of December 31, 2023 and December 31, 2022	2
Additional paid-in capital	175,765
Accumulated deficit	(175,622)

Total stockholders’ equity	3,125

Total liabilities and stockholders’ equity	$10,839